                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                       American Biogenetic Sciences, Inc.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                       AMERICAN BIOGENETIC SCIENCES, INC.
                               1375 AKRON STREET
                            COPIAGUE, NEW YORK 11726
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                 JUNE 13, 2000

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of American Biogenetic Sciences, Inc., a Delaware corporation (the "Company"), will be held at The Huntington Hilton, 598 Broadhollow Road, Melville, New York, on Tuesday, June 13, 2000 at 3:00 p.m., Eastern Daylight Savings Time. The following matters are to be presented for consideration at the meeting:

     1. The election of seven directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

     2.  A proposal to approve the Company's 2000 Stock Option Plan;

     3. A proposal to approve amendments to the Company's 1993 Non-Employee Director Stock Option Plan;

     4. A proposal to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2000; and

     5. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The close of business on April 20, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the offices of the Company located at 1375 Akron Street, Copiague, New York.

                                          By Order of the Board of Directors,

                                          TIMOTHY J. ROACH
                                          Secretary
Copiague, New York
May 1, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                       AMERICAN BIOGENETIC SCIENCES, INC.
                               1375 AKRON STREET
                            COPIAGUE, NEW YORK 11726
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished to the holders of Class A Common Stock ("Class A Common Stock") and to the sole holder of Class B Common Stock ("Class B Common Stock") of American Biogenetic Sciences, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form ("Proxy" or "Proxies") to be used at the 2000 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Tuesday, June 13, 2000, at 3:00 p.m., Eastern Daylight Savings Time, at The Huntington Hilton, 598 Broadhollow Road, Melville, New York, and at any adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. It is anticipated that this Proxy Statement and the Proxies will be mailed to stockholders on or about May 1, 2000.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and Proxies will be borne by the Company. The Company will also reimburse brokers who are holders of record of Class A Common Stock for their expenses in forwarding Proxies and Proxy soliciting materials to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. The Company has retained W.F. Doring & Co., Inc., 150 Bay Street, Jersey City, New Jersey 07302 to aid in the solicitation of Proxies. For its services, W.F. Doring & Co., Inc. will receive a fee of $2,500 plus reimbursement for certain out-of-pocket expenses. Proxies properly executed and received in time for the Meeting will be voted. A stockholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Company, 1375 Akron Street, Copiague, New York 11726,
Attention: Secretary, by a duly executed proxy of later date, or by voting in person at the Meeting.

                               VOTING SECURITIES


     The close of business on April 20, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). There were outstanding, as of the close of business on that date, 40,507,028 shares of Class A Common Stock and 3,000,000 shares of Class B Common Stock, and 7,000 shares of Series A Preferred Stock. A majority of the total of such outstanding shares of Class A Common Stock and Class B Common Stock, represented in person or by Proxy at the Meeting, is required to constitute a quorum for the transaction of business at the Meeting. Holders of Class A Common Stock have one vote for each share thereof held of record and the holder of Class B Common Stock has ten votes for each share thereof held of record. The Class A Common Stock and Class B Common Stock will vote as one class on all matters proposed herein to be submitted to stockholders at the Meeting. (Holders of Series A Preferred Stock have no right to vote except on certain matters affecting the Series A Preferred Stock). Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Meeting in determining the presence of a quorum. Abstentions and broker nonvotes will have no effect on the outcome of the election of directors. Abstentions will, in effect, be deemed negative votes on each proposal, but broker nonvotes will not affect the results of any of the matters proposed herein to be submitted to stockholders at the Meeting.


     Unless otherwise specified, all Proxies received will be voted for the election of all nominees named herein to serve as directors, in favor of approval of the Company's 2000 Stock Option Plan and the proposed amendments to the Company's 1993 Non-Employee Director Stock Option Plan, and to ratify the selection of Arthur Andersen LLP as the Company's independent auditors. The Board of Directors does not intend to bring before the Meeting any matter other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions come before the

Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

                          SECURITY HOLDINGS OF CERTAIN
                     STOCKHOLDERS, MANAGEMENT AND NOMINEES


     The following table sets forth information as at the Record Date with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation" and
(iv) all executive officers and directors of the Company as a group. The information is based upon information provided by the person or upon Schedule 13D or Schedule 13G filings which they have made with the Securities and Exchange Commission. Each share of Class A Common Stock is entitled to one vote per share while each share of Class B Common Stock is entitled to ten votes per share. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.



                                                       CLASS A COMMON
                                                          STOCK(1)           CLASS B COMMON STOCK
                                                   ----------------------    ---------------------
                                                      NO.        PERCENT        NO.       PERCENT
BENEFICIAL OWNER                                   OF SHARES     OF CLASS    OF SHARES    OF CLASS
----------------                                   ----------    --------    ---------    --------
Directors and Officers
Alfred J. Roach(2)...............................  11,007,250(2)   23.4%     3,000,000      100%
John S. North....................................     309,000(3)      *             --
Timothy J. Roach.................................     830,000(3)    2.0%            --
Ellena Byrne.....................................     197,500(3)(4)      *          --
Joseph C. Hogan..................................      45,000(3)      *             --
Gustav V. R. Born................................      52,500(3)      *             --
Glenna M. Crooks.................................      15,000(3)      *             --
Josef C. Schoell.................................     306,500(3)(5)      *          --
All executive officers and directors as a group
  (10 persons, including the foregoing)..........  13,055,250(6)   26.7%     3,000,000      100%
5% Owners
BVF Partners, L.P.(7)............................  12,000,000      22.9%            --
Abbott Laboratories (8)..........................   2,782,931       6.9%            --


---------------
(1) Asterisk indicates less than one percent. Shares of Class A Common Stock subject to issuance upon conversion of Class B Common Stock or Series A Preferred Stock into Class A Common Stock and upon exercise of options and warrants that were exercisable on, or become exercisable within 60 days after, the Record Date are considered owned by the holder thereof and outstanding for purposes of computing the percentage of outstanding Class A Common Stock that would be owned by such person, but (except for the computation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for purposes of computing the percentage of outstanding Class A Commons Stock owned by any other person.


(2) The address of Mr. Roach is Route 2 -- Kennedy Avenue, Guaynabo, Puerto Rico 00657. Beneficial ownership of Class A Common Stock includes 3,000,000 shares of Class A Common Stock issuable upon conversion of the same number of shares of Class B Common Stock on a share for share basis, 1,000,000 shares of Class A Common Stock issuable upon conversion of 1,000 shares of Series A Preferred Stock, 1,000,000 shares of Class A Common Stock subject to outstanding warrants and 1,535,000 shares of Class A Common Stock subject to outstanding options.

(3) Includes shares of Class A Common Stock subject to options as follows: for Timothy J. Roach, 820,000; for John S. North, 175,000; for Ellena Byrne, 170,000; for Joseph C. Hogan, 25,000; for Gustav V.R. Born, 50,000; for Glenna M. Crooks, 15,000; and for Josef C. Schoell, 277,500.

(4) Includes 7,500 shares owned, and 20,000 shares subject to options held, by her husband. The inclusion of these amounts should not be construed as an admission that Ms. Byrne is the beneficial owner of these shares.

(5) Includes 200 shares owned by his wife. The inclusion of these amounts should not be construed as an admission that Mr. Schoell is the beneficial owner of these shares.

(6) Includes 3,000,000 shares of Class A Common Stock issuable upon conversion of the same number of shares of Class B Common Stock, 1,000,000 shares of Class A Common Stock issuable upon conversion of 1,000 shares of Series A Preferred Stock, 1,000,000 shares of Class A Common Stock subject to outstanding warrants and 3,328,500 shares of Class A Common Stock subject to outstanding options.


(7) Beneficial ownership of Class A Common Stock consists of 6,000,000 shares issuable upon conversion of 6,000 shares of Series A Preferred Stock and 6,000,000 shares of Class A Common Stock subject to outstanding warrants. These securities are held by certain investment partnerships for which BVF Partners, L.P. serves as the general partner and BVF, Inc. (of which Mark Lampert is sole owner) acts as investment adviser, sharing the power to vote and dispose the shares with such investment partnerships. The address of BVF Partners is 227 West Monroe Street, Suite 4800, Chicago, IL 60606.

(8) The address of Abbott Laboratories is 100 Abbott Park Road, Abbott Park, IL 60064.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

     The Company's By-Laws provide that the number of members of the Board of Directors shall be not less than three or more than nine, the exact number to be fixed by resolution of the Board of Directors. The Board of Directors presently consists of seven members. Each of the nominees, other than John S. North and Glenna M. Crooks. Ph.D. (who were elected as directors by the Board in November 1998 and March 1999, respectively), has been previously elected by stockholders of the Company.

     Unless authority to do so is withheld, Proxies will be voted at the Meeting for the election of each of the nominees named below to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified. In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees designated by the Board of Directors. The Company believes that all of the nominees are available to serve as directors.

BACKGROUND OF NOMINEES

     Alfred J. Roach, 84, has been Chairman of the Board of Directors of the Company since its organization in September 1983 and, from September 1983 until November 1998, also served as the Company's Chief Executive Officer. Mr. Roach has served as Chairman of the Board and/or President of TII Industries, Inc. ("TII"), a corporation engaged in manufacturing and marketing telecommunications products, and its predecessor since its founding in 1964. Mr. Roach devotes a majority of his time to the business of the Company.

     John S. North, 55, has been President, Chief Executive Officer and member of the Board of Directors of the Company since joining the Company in November 1998. From April 1969 until he joined the Company, Mr. North was employed by Eli Lilly and Company ("Lilly"), which develops, manufactures and sells pharmaceutical products, in a number of management positions, including Director of Marketing for Lilly's Dista Products Division in the United Kingdom (from March 1982 until January 1984), Director of New Product Planning for Europe and the Nordic Area (from January 1984 until October 1986), in which geographic areas he was responsible for the launch of Lilly's antidepressant Prozac, Manager of International Relations (from October 1986 until April 1993) and Director of International Public and Government Affairs for Lilly's pharmaceutical division (from April 1993 until joining ABS).

     Ellena M. Byrne, 49, has been Executive Vice President and a director of the Company since March 1995. From January 1986 until December 1991, Ms. Byrne served as Vice President-Administration of the Company and, from December 1991 until March 1995, Ms. Byrne served in various capacities with the Company, including Director of Operations for Europe and Asia.

     Timothy J. Roach, 53, has been Treasurer, Secretary and a director of the Company since September 1983. He has also been affiliated with TII since 1974, serving as its President since July 1980, Chief Operating Officer since May 1987, Vice Chairman of the Board since October 1993, Chief Executive Officer since January 1995 and a director since January 1978. Mr. Roach devotes such time as is necessary to the business of the Company to discharge his duties as Treasurer, Secretary and a director. Timothy J. Roach is the son of Alfred J. Roach.

     Gustav Victor Rudolf Born, M.D., D.Phil., F.R.S., 78, has been a director of the Company since January 1997. Since 1988, Dr. Born has been Research Director of The William Harvey Research Institute at St. Bartholomew's Hospital Medical College, London, England and Emeritus Professor of Pharmacology in the University of London. Among Dr. Born's distinctions, appointments and activities are: Fellowship and Royal Medal of the Royal Society; and Foundation President of the British Society for Thrombosis and Haemostasis.

     Glenna M. Crooks, Ph.D., 50, has been a director of the Company since March 1999. Dr. Crooks has been President of Strategic Health Policy International, Inc., a health care consulting and planning firm that advises governments, businesses and industry trade associations in the U.S. and overseas on the development and application of business strategy, a company she formed in October 1994. From January 1991 until September 1994, Dr. Crooks served as Vice President -- Worldwide Sales and Operations for the Vaccines Division of Merck & Co., Inc., a pharmaceutical company that develops, manufactures and markets human and animal health products.

     Joseph C. Hogan, Ph.D., 77, has been a director of the Company since December 1983. Dr. Hogan served as Dean of the College of Engineering of the University of Notre Dame from 1967 until 1981, following which he performed various services for the University of Notre Dame until 1985, where he remains Dean Emeritus. From 1985 until his retirement in 1987, Dr. Hogan was Director of Engineering Research and Resource Development at Georgia Institute of Technology ("Georgia Tech"). Dr. Hogan is a director of TII.

MEETINGS OF THE BOARD OF DIRECTORS



     During the year ended December 31, 1999, the Board of Directors held six meetings and acted by unanimous written consent on twenty-one occasions following informal discussions. Each director was present for at least 75% of the meetings of the Board of Directors and committees of the Board on which such director served that were held during the 1999 fiscal year, except that Dr. Born was not present at two of the six Board meetings held during 1999.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit and Compensation Committee, but does not have a nominating committee.

     The Audit Committee, which presently consists of Mr. Hogan and Ms. Crooks, is authorized to examine and consider matters related to the audit of the Company's accounts, the financial affairs and accounts of the Company, the scope of the independent auditors' engagement and their compensation, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent auditors and management, and matters of concern to the independent auditors resulting from the audit, including the results of the independent auditors' review of internal accounting controls. This committee is also authorized to nominate independent auditors, subject to approval by the Board of Directors. The Audit Committee held one meeting during 1999.

     The Compensation Committee is authorized to consider and recommend to the Board of Directors the salaries, bonuses and other compensation arrangements with respect to the executive officers of the Company. This Committee is also empowered to grant all options under, and administer, the Company's stock option plans. The Compensation Committee is further empowered to examine, administer and make recommendations to the full Board with respect to other employee benefit plans and arrangements of the Company. The Compensation Committee presently consists of Mr. Hogan and Ms. Crooks. The Compensation Committee acted by unanimous written consent on twelve occasions during 1999 following informal discussions.

REMUNERATION OF DIRECTORS

     Each non-employee director receives a fee of $1,000 for each meeting of the Board of Directors attended by that director in person and not telephonically. Each director serving on the Audit Committee receives a fee of $600 for each meeting of the committee attended by that director in person and not telephonically. All directors are reimbursed for travel expenses incurred in attending Board and committee meetings. Dr. Born serves as a consultant to the Company for which he receives compensation at the rate of $12,000 per annum.

     The Company's 1993 Non-Employee Director Stock Option Plan, approved by stockholders at the Company's 1993 Annual Meeting of Stockholders, provides for the automatic grant of an option to purchase 10,000 shares of the Company's Class A Common Stock to each non-employee director holding office immediately after each annual meeting of stockholders. The exercise price for each option is equal to the fair market value of the Company's Class A Common Stock on the date of grant. All options have a term of five years and are exercisable, on a cumulative basis, at the rate of one quarter of the number of shares subject to the option in each year commencing one year after the date of the grant. The amendments to the Company's 1993 Non-Employee Director Stock Option Plan to be voted on at the 2000 Annual Meeting of Stockholders would increase the term of these options to ten years and would make these options immediately exercisable.

REQUIRED VOTE

     A plurality of the votes cast at the Meeting by the holders of Class A Common Stock and Class B Common Stock voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share, will be required for the election of directors. The Board of Directors recommends that stockholders vote FOR each of Alfred J. Roach, John S. North, Ellena M. Byrne, Timothy J. Roach, Gustav V.R. Born, Glenna M. Crooks and Joseph C. Hogan to serve as directors of the Company.

                               EXECUTIVE OFFICERS

     The executive officers of the Company, in addition to Alfred J. Roach, John
S. North, Timothy J. Roach and Ellena M. Byrne (whose backgrounds are described under the caption "Election of Directors -- Background of Nominees" above), are:

     George Christoffersen, Ph.D., 64, joined the Company in November 1997 as its Director of Research and Development and was elected Vice President-Research and Development in June 1998. From June 1997 until November 1997, Dr. Christoffersen served as a biotechnology consultant. From September 1991 to May 1997, Dr. Christoffersen was employed by Genzyme Corporation, a biotechnology company, as Senior Director -- Scientific Affairs, where he was responsible for the identification, evaluation and licensing of new technologies, as well as managing offsite research projects and establishing university networks.

     James H. McLinden, Ph.D., 49, has been Vice President -- Molecular Biology of the Company since November 1991. Prior thereto (and since joining the Company in January 1987), Dr. McLinden served as Director of Molecular Biology of the Company.

     Josef C. Schoell, 50, joined the Company in July 1992 as its Controller and was elected Vice President-Finance and Chief Financial Officer of the Company in July 1995. Mr. Schoell is a Certified Public Accountant in the State of New York.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE


     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company during 1999, 1998 and 1997 of each person who served as the Company's chief executive officer during 1999 and each other person who served as an executive officer of the Company during 1999 and whose annual compensation for 1999 exceeded $100,000:


                                                  ANNUAL COMPENSATION
                                        ----------------------------------------
                                                                         OTHER      LONG-TERM
                                                                         ANNUAL    COMPENSATION
               NAME AND                                                 COMPEN-    ------------    ALL OTHER
          PRINCIPAL POSITION            YEAR   SALARY($)    BONUS($)     SATION      OPTIONS      COMPENSATION
          ------------------            ----   ---------    --------    --------   ------------   ------------
Alfred J. Roach.......................  1999   $250,000(3)       --        --        300,000          --
  Chairman of the Board(1)              1998   $250,000          --        --        100,000          --
                                        1997   $250,000          --        --             --          --
John S. North.........................  1999   $260,000(4)   25,000(2)     --        250,000        $100,000(2)
  President and Chief Executive
  Officer(2)                            1998   $ 25,000                              300,000
Josef C. Schoell......................  1999   $120,000(5)       --        --        200,000          --
  Vice President Finance and            1998   $120,000          --        --             --          --
  Chief Financial Officer               1997   $103,000          --        --         25,000          --

---------------
(1) Mr. Roach served as the Company's Chief Executive Officer until November 16, 1998.

(2) Mr. North joined the Company as President and Chief Executive Officer on November 16, 1998. Under the terms of his employment agreement, he received a one-time $25,000 bonus in January 1999 and a $100,000 interest free loan during 1999. Loans under this arrangement are to be forgiven as to 25% every six months provided Mr. North is still an employee of the Company. During 1999, $50,000 of the $100,000 loan amount was forgiven.

(3) Includes $115,000 which was deferred during 1999 at the election of Mr.
    Roach.

(4) Includes $110,000 which was deferred during 1999 at the election of Mr.
    North.

(5) Includes $10,000 which was deferred during 1999 at the election of Mr. Schoell.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning options to purchase shares of the Company's capital stock granted by the Company during the year ended December 31, 1999 to the executive officers named in the Summary Compensation Table. No stock appreciation rights have been granted by the Company.


                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                       ANNUAL RATES OF STOCK
                                                                                       PRICE APPRECIATION FOR
                                                 INDIVIDUAL OPTIONS                        OPTION TERM(2)
                                 ---------------------------------------------------   ----------------------
                                                PERCENT OF
                                 NUMBER OF        TOTAL
                                   SHARES        OPTIONS
                                 UNDERLYING     GRANTED TO    EXERCISE
                                  OPTIONS      EMPLOYEES IN   PRICE PER   EXPIRATION
             NAME                 GRANTED      FISCAL YEAR    SHARE(1)       DATE         5%          10%
             ----                ----------    ------------   ---------   ----------   ---------   ----------
Alfred J. Roach................   200,000(3)       11.0%       $    1.10   5/25/2004    $65,782     $134,312
                                  100,000(4)        5.5%       $    0.31  10/20/2004    $ 8,509     $ 18,804
John S. North..................   150,000(3)        8.2%       $    1.00   5/25/2009    $94,334     $239,061
                                  100,000(4)        5.5%       $    0.28  10/20/2009    $17,609     $ 44,625
Josef C. Schoell...............   100,000(3)        5.5%       $    1.00   5/25/2009    $62,889     $159,374
                                  100,000(4)        5.5%       $    0.28  10/20/2009    $17,609     $ 44,625


---------------
(1) The exercise price of the options granted to Messrs. Roach, North and Schoell was 110%, 100% and 100%, respectively, of the market value of the Class A Common Stock on the date of grant.

(2) These are hypothetical values using assumed compound growth rates prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market price of the Company's Class A Common Stock.

(3) Exercisable as to 50% of the number of shares of Class A Common Stock underlying the option during each six months commencing six months after the date of grant, on a cumulative basis.

(4) 100% exercisable.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

     No options to purchase shares of the Company's capital stock were exercised during 1999 by the executive officers named in the Summary Compensation Table. The following table contains information concerning the number of shares of Class A Common Stock underlying unexercised options held at December 31, 1999 by the executive officers named in the Summary Compensation Table.

                                                     NUMBER OF SHARES
                                                  UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
                                                          OPTIONS                      MONEY OPTIONS
                                                  HELD AT FISCAL YEAR-END         HELD AT FISCAL YEAR-END
                     NAME                       (EXERCISABLE/UNEXERCISABLE)    (EXERCISABLE/UNEXERCISABLE)(1)
                     ----                       ---------------------------    ------------------------------
Alfred J. Roach...............................      1,560,000/1,310,000               $11,250/$30,450
John S. North.................................          550,000/150,000               $18,750/$78,250
Josef C. Schoell..............................          330,000/177,500               $   -0-/$22,000

---------------
(1) Represents the closing price of the Company's Class A Common Stock on The Nasdaq SmallCap Market on December 31, 1999 ($0.50) less the exercise price of each option.

EMPLOYMENT AGREEMENTS

     The Company is a party to an employment agreement with John S. North, dated as of November 2, 1998, under which Mr. North is serving as President and Chief Executive Officer of the Company. The agreement provides for a term expiring November 15, 2001. The Company has the right to terminate the agreement without cause on thirty days' notice. In the event of termination of the agreement by the Company without cause, Mr. North is to remain as a consultant to the Company at his then existing compensation for a period of one year, provided that the consulting and compensation arrangement is to terminate if Mr. North enters into full-time employment with a third party. Under the agreement, Mr. North's current annual salary is $260,000 per annum, he received a one-time $25,000 bonus in January 1999 and a $100,000 interest free loan during 1999. Loans under this arrangement are to be forgiven as to 25% every six months provided Mr. North is still an employee of the Company. During 1999, $50,000 of the $100,000 loan amount was forgiven. Mr. North was also granted stock options to purchase an aggregate of 300,000 shares of Class A Common Stock exercisable at $.25 per share, the market value of the Company's Class A Common Stock on the date of grant. The options vest as to 25% of the number of shares subject to the options annually, on a cumulative basis, commencing one year after the date of grant. The options are for a term of ten years, subject to earlier termination in certain events.

     As part of his employment agreement, Mr. North has agreed not to disclose confidential information about the Company during or after employment and not to compete with the Company during their term of employment and, in certain instances, following employment.

REPORT OF COMPENSATION COMMITTEE CONCERNING EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors, consisting of Joseph
C. Hogan and Glenna M. Crooks, two non-employee directors, is authorized to consider and recommend to the Board of Directors salaries, bonuses and other compensation arrangements for executive officers and to grant all options under, and administer, the Company's employee stock option plans.


     The Compensation Committee believes that the Company, as a development stage company, should create compensation packages to attract and retain executives who can bring the experience and skills to the Company necessary for the development of the Company and development and marketing of its products. To date, this has been accomplished by utilizing salary as the base compensation and stock options to promote long-term incentives and conserve the Company's available cash and, in certain cases, a bonus as an inducement to an executive to join the Company. As the Company grows, other forms of annual and long-term compensation arrangements may be developed to provide appropriate incentives and to reward specific accomplishments.

     In determining base salaries, the Compensation Committee examines, among other factors, the executive's performance, degree of responsibility and experience, as well as general employment conditions, competition and economic factors. No specific weights are assigned to any of the factors employed by the Compensation Committee. In 1999, the salaries of certain executive officers were increased, using subjective standards, to recognize their performance.

     The Compensation Committee also makes use of stock options to provide long-term incentive compensation to many of the Company's employees, including executive officers, enabling them to benefit, along with all stockholders, if the market price for Class A Common Stock rises. The Compensation Committee believes that the use of stock options ties employee interests to those of the Company's stockholders through stock ownership and potential stock ownership, while also providing the Company with a means of compensating employees using a method which enables the Company to conserve its available cash for operations, including research and development and product development. To assure the long-term nature of the incentive, options granted have generally not become exercisable during the first six months to one year after grant and thereafter have become exercisable over a period of two to four years. Decisions of the Compensation Committee as to option grants are based, in large measure, upon a review of such factors as the executive's level of responsibility, other compensation, accomplishments and goals, and when the last option was granted to such executive, as well as recommendations and evaluations of the executive's performance and prospective contributions by the Company's Chairman of the Board and Chief Executive Officer. Determinations have been made subjectively without giving weight to specific factors.

     Chief Executive Officer Compensation. Mr. John S. North joined the Company as President and Chief Executive Officer in November 1998. His base salary of $260,000, bonus, stock option grant and other benefits (see "-- Employment Agreements," above) were negotiated in connection with Mr. North's agreement to join the Company. Prior thereto, Alfred J. Roach, the Company's Chairman of the Board of Directors, served as the Company's Chief Executive Officer. The salary of Mr. Roach has remained unchanged for the past seven years. In lieu of any additional cash compensation, the Compensation Committee determined to grant Mr. Roach options to purchase 300,000 shares of the Company's Class A Common Stock under the Company's 1996 Stock Option Plan.

     Certain Tax Legislation. Section 162(m) precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Certain "performance based compensation" is excluded from the deduction limitation. Any compensation resulting from the exercise of stock options granted by the Company should be eligible for exclusion since all options were either granted prior to the adoption of Section 162(m) or under a plan approved by the Company's stockholders which was designed to conform to regulations for determining whether options are deemed "performance based compensation." The Committee believes that the limitations on compensation deductibility under Section 162(m) will have no effect on the Company in the foreseeable future, and intends to take such action as may be necessary, including obtaining stockholder approval where required, in order for compensation not to be subject to the limitation on deductibility imposed by
Section 162(m) of the Code.

                                          Respectfully submitted,

                                          JOSEPH C. HOGAN
                                          GLENNA M. CROOKS

PERFORMANCE GRAPH

     The following graph compares the cumulative return to stockholders of Class A Common Stock from December 31, 1994 (the first point shown in the following graph) through December 31, 1999 with the Nasdaq Market Index and the Dow Jones Industry Group BTC -- Biotechnology Index for the same period. The comparison assumes $100 was invested on December 31, 1994 in Class A Common Stock and in each of the comparison groups, and assumes reinvestment of dividends (the Company paid no dividends during the periods):

                                                   AMERICAN BIOGENETIC
                                                     SCIENCES, INC.             PEER GROUP INDEX           NASDAQ MARKET INDEX
                                                   -------------------          ----------------           -------------------
1994                                                     100.00                      100.00                      100.00
1995                                                     183.33                      185.57                      129.71
1996                                                     270.83                      213.24                      161.18
1997                                                     127.09                      226.48                      197.16
1998                                                      50.00                      297.90                      276.08
1999                                                      33.33                      502.56                      490.46

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Class A Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company's equity securities with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on a review of copies of the reports furnished to the Company, or written representation that no reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company's year ended December 31, 1999 were timely filed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Between September 3, 1999 and January 19, 2000, Mr. Roach loaned the Company an aggregate of $776,000 at an interest rate of 6% per annum. On March 3, 2000, $500,000 of the principal amount of the Company's indebtedness to Mr. Roach was exchanged for 1,000 shares of the Company's Series A Preferred Stock which are convertible into 1,000,000 shares of the Class A Common Stock and 1,000,000 warrants to purchase the Class A Common Stock at a price of $1.00 per share. The Company made principal payments on Mr. Roach's loans in February and March 2000 and repaid the remaining principal amount of and accrued interest on these loans in April 2000.

     On March 8, 1999, Mr. Roach purchased directly from the Company 440,000 shares of the Company's Class A Common Stock for $495,000 ($1.1250 per share).

                                 PROPOSAL NO. 2

                APPROVAL OF THE COMPANY'S 2000 STOCK OPTION PLAN

     On April 4, 2000, the Board of Directors adopted, subject to stockholder approval at the Meeting, the Company's 2000 Stock Option Plan (the "2000 Plan"). The Plan is intended to replace the Company's 1996 Stock Option Plan (the "1996 Plan"), the Company's only other plan that permits the grant of options to employees or consultants. The 2000 Plan, like the 1996 Plan, is designed to provide an incentive to employees of, and consultants to, the Company and its present and future subsidiaries and to offer an additional inducement in obtaining the services of such persons.


     The following summary of certain material features of the 2000 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2000 Plan, a copy of which is set forth as Exhibit A to this Proxy Statement.

SHARES SUBJECT TO THE OPTION PLAN AND ELIGIBILITY


     The 2000 Plan authorizes the grant of options to purchase a maximum of 3,000,000 shares of the Company's Class A Common Stock (subject to adjustment as described below) to employees (including officers and directors who are employees) of, and to consultants to, the Company or any of its subsidiaries. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Class A Common Stock subject to such options will again be available for the grant of options under the 2000 Plan. No options have been granted to date under the 2000 Plan.


TYPE OF OPTIONS

     Options granted under the 2000 Plan may either be incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") the Code, or nonqualified stock options which do not qualify as ISOs ("NQSOs"). ISOs, however, may only be granted to employees.

ADMINISTRATION

     The 2000 Plan will be administered by a committee of the Company's Board of Directors (the "Committee") consisting of at least two members of the Board, each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is also intended that each member of the Committee will be an "outside director", within the meaning of Section 162(m) of the Code. The 2000 Plan will initially be administered by the Compensation Committee of the Board.

     Among other things, the Committee is empowered to determine, within any express limits contained in the 2000 Plan, the employees and consultants to be granted options, whether an option granted to an employee is to be an ISO or an NQSO, the number of shares of Class A Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms, conditions or installments relating to the exercisability of each option, whether to accelerate the date of exercise of any option or installment and the form of payment of the exercise price, to construe each stock option contract ("Contract") between the Company and an optionee and, with the consent of the optionee, to cancel or modify an option. The Committee is also authorized to prescribe, amend and rescind rules and regulations relating to the 2000 Plan and make all other determinations necessary or advisable for administering the 2000 Plan.

TERMS AND CONDITIONS OF OPTIONS

     Options granted under the 2000 Plan will be subject to, among other things, the following terms and conditions:

     (a) The exercise price of each option will be determined by the Committee; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Company's Class A Common Stock on the date of grant (110% of such fair market value if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

     (b) Options may be granted for terms determined by the Committee; provided, however, that the term of an ISO may not exceed ten years (five years if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).


     (c) The maximum number of shares of the Company's Common Stock for which options may be granted to an employee in any calendar year is 500,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.


     (d) The exercise price of each option is payable in full upon exercise or, if the applicable Contract permits, in installments. Payment of the exercise price of an option may be made in cash, or, if the applicable Contract permits, in shares of the Company's Class A Common Stock or any combination thereof.

     (e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     (f) Except as may otherwise be provided in the applicable Contract, if the optionee's relationship with the Company as an employee or consultant is terminated for any reason other than death or disability, the option may be exercised, to the extent exercisable at the time of termination of such relationship, within three months thereafter, but in no event after the expiration of the term of the option; provided, however, that if the relationship is terminated either for cause or without the consent of the Company, the option will terminate immediately. Options are not affected by a change in the status of an optionee so long as the optionee continues to be an employee of, or a consultant to, the Company. In the case of the death of an optionee while an employee or consultant (or, generally, within three months after termination of such relationship, or within one year after termination of employment by reason of disability), except as otherwise provided in the Contract, the optionee's legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option. An optionee whose relationship with the Company is terminated by reason of disability may exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option.

     (g) The Company may withhold cash and/or shares of the Company's Class A Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reasons of the grant or exercise of an option or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount, in cash, promptly upon demand.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES


     Appropriate adjustments will be made in the number and kind of shares available under the 2000 Plan, in the number and kind of shares subject to each outstanding option and the exercise prices of such options, as well as the limitation on the number of shares that may be granted to any employee in any calendar year, in the event of any change in the Company's Class A Common Stock by reason of any stock dividend, split-up, combination, reclassification, recapitalization, merger in which the Company is not the surviving corporation, exchange of shares or the like. In the event of (a) the liquidation or dissolution of the Company, or (b) a merger in which the Company is not the surviving corporation or a consolidation, any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.


DURATION AND AMENDMENT OF THE 2000 PLAN

     No option may be granted under the 2000 Plan after March 30, 2010. The Board of Directors may at any time terminate or amend the 2000 Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares available for the grant of options or increase the maximum number of shares covered by options that may be granted to an employee in any calendar year, (b) materially increase the benefits accruing to participants, or (c) change the eligibility requirements for persons who may receive options. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX TREATMENT

     The following is a general summary of the federal income tax consequences under current tax law of NQSOs and ISOs. It does not purport to cover all of the special rules, including special rules relating to optionees subject to Section 16(b) of the Exchange Act and the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

     An optionee will not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO.

     Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.


     Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares prior to expiration of the required holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.


     In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

OPTIONS GRANTED DURING LAST FISCAL YEAR TO EMPLOYEES AND CONSULTANTS


     The grant of options is within the discretion of the Committee. Accordingly, the Company is unable to determine future options, if any, that may be granted to the persons or groups to which the following table pertains. Set forth under the caption "Executive Compensation -- Option Grants in Last Fiscal Year", above, is information concerning options granted during the Company's fiscal year ended December 31, 1999 to the persons named in the Summary Compensation Table, each of which options was granted under the 1996 Plan. The following table sets forth the number of shares underlying options that were granted under the 1996 Plan (in the case of options granted to non-executive officer directors, under the Company's 1993 Non-Employee Director Stock Option Plan) during the Company's fiscal year ended December 31, 1999 to (i) all current executive officers as a group, and (ii) all other employees, including current officers who are not executive Officers (non-employee directors of the Company are not entitled to participate in the 2000 Plan):


                                                                   NUMBER OF SHARES
CATEGORY OF OPTIONEE                                          UNDERLYING OPTIONS GRANTED
--------------------                                          --------------------------
Executive officers as a group (7 persons, including the
  persons named in the Summary Compensation Table)..........          1,260,000
Other employees as a group (25 persons).....................            545,000


     The exercise price of all options granted was at least 100% of the market value of the underlying shares on the date of grant. The foregoing table does not include any dollar value that may arise from a future increase in the market value of the Company's Class A Common Stock. On April 20, 2000, the closing price of the Company's Class A Common Stock on OTC Bulletin Board was $1.85 per share.


REQUIRED VOTE


     Approval of the 2000 Plan requires the affirmative vote of both (a) a majority of the votes entitled to be cast by outstanding shares of Class A Common Stock and Class B Common Stock, voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share and (b) a majority of outstanding shares of Class A Common Stock voting as a separate class, with each share of Class A Common Stock having one vote per share. If the 2000 Plan is not approved by stockholders, the 2000 Plan will terminate. The Board of Directors recommends a Vote FOR approval of this proposal.


                                  PROPOSAL 3.

                         PROPOSAL TO APPROVE AMENDMENTS
                       TO THE COMPANY'S 1993 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

     At the Company's 1993 annual meeting, stockholders approved the Company's 1993 Stock Option Plan (as amended, the "Non-Employee Director Plan") for the purpose of granting options, within the limits and subject to the terms and conditions of the plan, to directors who are not employees of the Company ("Outside Directors"). The Board of Directors believes that the Non-Employee Director Plan has been instrumental in attracting and retaining Outside Directors and that this objective will be furthered by amending the Non-Employee Director Plan in the manner described below.


     On April 4, 2000, the Board unanimously adopted and recommended to stockholders for approval amendments to the Non-Employee Director Plan (the "Proposed Amendments") which provide: (i) all previously granted options will become fully vested and all options granted in the future under the Non-Employee Director Plan vest in full immediately following their grant in lieu of annual vesting at the rate of 25% per annum on the first four anniversaries of the date of grant; (ii) the term of all previously granted options and all options granted in the future under the Non-Employee Director Plan be for a term of ten years in lieu of five years; and (iii) the period following termination of service during which an Outside Director may exercise an option previously granted or granted in the future shall be twelve months in lieu of three months (such twelve month period being the same period following an Outside Director's death or disability during which an option may be exercised), except that an option shall automatically terminate upon cessation of service as an Outside Director for cause.

DESCRIPTION OF THE NON-EMPLOYEE DIRECTOR PLAN


     The Non-Employee Director Plan authorizes the grant of options to purchase a maximum of 500,000 shares of Class A Common Stock (subject to potential adjustment in the event of stock dividends, splits, combinations and recapitalizations and certain other events) to directors who are not employees of the Company. No options may be granted under the Non-Employee Director Plan after April 5, 2003. Upon the expiration, cancellation or termination of unexercised options, the shares subject thereto will again be available for grant under the Non-Employee Director Plan. The Non-Employee Director Plan is administered by the Board of Directors subject to the provisions of the Non-Employee Director Plan. Participation in the Non-Employee Director Plan is limited to Outside Directors.



     As presently constituted, the Non-Employee Director Plan provides for the granting immediately following each annual meeting of stockholders, commencing with the Company's 1993 annual meeting of stockholders, of an option to purchase 10,000 shares of Class A Common Stock to each Outside Director and the granting of an option to purchase 10,000 shares of Common Stock to each person who thereafter becomes an Outside Director on the date such person becomes an Outside Director.


     The option exercise price of each option under the Non-Employee Director Plan is 100% of the fair market value of the Class A Common Stock on the date of grant. Upon exercise of the option, the exercise price is to be paid in full in cash.

OPTIONS RECENTLY GRANTED UNDER THE NON-EMPLOYEE DIRECTOR PLAN

     Immediately following the 1999 Annual Meeting of Stockholders on June 15, 1999, options to purchase 10,000 shares were granted to each of Mr. Born, Ms. Crooks, Mr. Hogan and Mr. Sharwell, the Company's then non-employee directors, at an exercise price of $1.09 per share, the fair market value of the Company's Class A Common Stock on the Nasdaq National Market on that date.

REQUIRED VOTE


     Approval of the amendments to the Non-Employee Director Plan requires the affirmative vote of both (a) a majority of the votes entitled to be cast by the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share and (b) a majority of outstanding shares of Class A Common Stock voting as a separate class, with each share of Class A Common Stock having one vote per share. If the proposed amendments are not approved by stockholders, the Non-Employee Director Plan will continue in its present form. The Board of Directors unanimously recommends that stockholders vote FOR this proposal.


                                  PROPOSAL 4.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 31, 2000. Arthur Andersen LLP has acted for the Company in such capacity since 1989. The Board proposes that the stockholders ratify such selection at the Meeting.

     Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

REQUIRED VOTE


     The affirmative vote of a majority of the votes entitled to be cast by the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal, voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share, will be required to adopt this proposal. The Board of Directors recommends that stockholders vote FOR approval of this proposal.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

     From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy relating to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Board of Directors' proxy statement and form of proxy relating to the Company's next Annual Meeting of Stockholders must be received by December 31, 2000. As to any proposals intended to be presented by a stockholder without inclusion in the Board of Directors' proxy statement and form of proxy for the Company's next Annual Meeting of Stockholders, the proxies named in the Board of Directors' form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before April 2, 2001. However, even if such notice is timely received, such proxies nevertheless may be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at 1375 Akron Street, Copiague, New York 11726.

ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, which has been filed with the Securities and Exchange Commission, is also available, without charge, to stockholders who are interested in more detailed information about the Company. Requests for a copy of that report should be addressed to Josef C. Schoell, Vice President-Finance, at 1375 Akron Street, Copiague, New York 11726.

                                          By Order of the Board of Directors,

                                          TIMOTHY J. ROACH
                                          Secretary

May 1, 2000

                                                                       EXHIBIT A

                             2000 STOCK OPTION PLAN
                                       OF
                       AMERICAN BIOGENETIC SCIENCES, INC.

     1. PURPOSES OF THE PLAN. This stock option plan (the "Plan") is designed to provide an incentive to employees (including directors and officers who are employees) and to consultants who are not employees of American Biogenetic Sciences, Inc., a Delaware corporation (the "Company"), and its present and future subsidiary corporations, as defined in Paragraph 19 ("Subsidiaries"), and to offer an additional inducement in obtaining the services of such employees and consultants. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options which do not qualify as ISOs ("NQSOs"), but the Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

     2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 12, the aggregate number of shares of Class A Common Stock, $.001 par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 3,000,000. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 13, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors or, to the extent the Board of Directors may determine, a committee of the Board of Directors (the "Committee") consisting of not less than two directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (as the same may be in effect and interpreted from time to time, "Rule 16b-3"). A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee. All references in the Plan to determinations or actions of the Committee shall be deemed to include determinations and actions by the Committee or the Board of Directors.

     Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the employees and the consultants who shall be granted options; the times when options shall be granted; whether an option granted to an employee shall be an ISO or a NQSO; the number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment; whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; the fair market value of a share of Common Stock; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and, if so, whether to waive any such restriction; whether to subject the exercise of all or any portion of an option to the fulfillment of contingencies as specified in the contract referred to in Paragraph 11 (the "Contract"), including without limitation, contingencies relating to entering into a covenant not to compete with the Company, any of its Subsidiaries or a Parent (as defined in Paragraph 19), to financial objectives for the Company, any of its Subsidiaries or a Parent, a division of any of the foregoing, a product line or other category, and/or the period of continued employment of the optionee with the Company, any of its Subsidiaries or a Parent, and to determine whether such contingencies have been met; the amount, if any, necessary to satisfy the Company's obligation to withhold taxes or other amounts; whether an optionee is Disabled (as defined in Paragraph 19); to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, provided such modified provision would be permitted to be included in an option on the date of modification, and further, provided, that, in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Contract shall be determined unilaterally by the Committee in its sole discretion. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties. No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any option hereunder.

     4. ELIGIBILITY. The Committee may from time to time, in its sole discretion, consistent with the purposes of the Plan, grant options to employees (including officers and directors who are employees) of, and to consultants to, the Company or any of its Subsidiaries. Such options granted shall cover such number of shares of Common Stock as the Committee may determine in its sole discretion; provided, however, that the maximum number of shares subject to options that may be granted to any employee during any calendar year under the Plan (the "162(m) Maximum") shall not exceed 500,000 shares; and further, provided, that the aggregate market value (determined at the time the option is granted in accordance with Paragraph 5) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Such limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option (or the portion thereof) granted in excess of such amount shall be treated as an NQSO.

     5. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be determined by the Committee in its sole discretion; provided, however, the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

     The fair market value of a share of Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock Market ("Nasdaq"), (i) if closing bid and asked price information is available with respect to the Common Stock, the average of the closing bid and asked prices per share of Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day on Nasdaq, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Board by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

     6. TERM. The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion; provided, however, that the term of each ISO granted pursuant to the

Plan shall be for a period not exceeding 10 years from the date of grant thereof; and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

     7. EXERCISE. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract permits installment payments) (a) in cash or by certified check or (b) if the applicable Contract permits, with previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise (determined in accordance with Paragraph 5) equal to the aggregate exercise price of all options being exercised, or with any combination of cash, certified check or shares of Common Stock

     The Committee may, in its sole discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of the optionee's irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

     In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

     8. TERMINATION OF RELATIONSHIP. Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship with the Company, its Subsidiaries and Parent as an employee or consultant has terminated for any reason (other than his death or Disability) may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such relationship is terminated either (a) for cause, or (b) without the consent of the Company, such option shall terminate immediately.

     For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 31st day of such leave.

     Notwithstanding the foregoing, except as may otherwise be expressly provided in the applicable Contract, options granted under the Plan shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee of, or a consultant to, the Company, any of its Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).

     Nothing in the Plan or in any option granted under the Plan shall confer on any optionee any right to continue in the employ of, or as a consultant to, the Company, its Parent or any of its Subsidiaries, or interfere in any way with any right of the Company, its Parent or any of its Subsidiaries to terminate the optionee's relationship at any time for any reason whatsoever without liability to the Company, its Parent or any of its Subsidiaries.

     9. DEATH OR DISABILITY OF AN OPTIONEE. Except as may otherwise be expressly provided in the applicable Contract, if an individual optionee dies
(a) while he is an employee of, or a consultant to, the Company, any of its Subsidiaries or a Parent, (b) within three months after the termination of such relationship (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of such relationship by reason of Disability, his option may be exercised, to the extent exercisable on the date of his death, by his Legal Representative (as defined in Paragraph 19) at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

     Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship as an employee of, or a consultant to, the Company, its Parent or any Subsidiary has terminated by reason of Disability may exercise his option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

     10. COMPLIANCE WITH SECURITIES LAWS. It is a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there be an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act or to keep any Registration Statement effective or current.

     The Committee may require, in its sole discretion, as a condition to the exercise of any option that the optionee execute and deliver to the Company his representations and warranties, in form, substance and scope satisfactory to the Committee, which the Committee determines are necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act or other legal requirement, including without limitation that
(a) the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for his own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or
(ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall prior to any offer of sale or sale of such shares of Common Stock provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

     In addition, if at any time the Committee shall determine, in its sole discretion, that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange, Nasdaq or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     11. STOCK OPTION CONTRACTS. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee.

     12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provision of the Plan, in the event of a stock dividend, split-up, combination, reclassification, recapitalization, spin-off, merger in which the Company is the surviving corporation, or exchange of shares or the like which results in a change in the number or kind of those shares of Common Stock which are outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the 162(m) Maximum shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to options without payment thereto.

     In the event of (a) the liquidation or dissolution of the Company, or (b) a merger in which the Company is not the surviving corporation or a consolidation, any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.


     13. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors as of March 31, 2000. No option may be granted under the Plan after March 30, 2010. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, or to comply with, conform to or adopt the provisions of Section 162(m) of the Code or
Section 16(b) of the Securities Exchange Act of 1934 or any change in applicable law, regulations, rulings or interpretations of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent stockholder approval to the extent required by the Code or
Section 16(b). No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing and outstanding option affected thereby, adversely affect his rights under such option. The power of the Committee to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.


     14. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or his Legal Representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

     15. WITHHOLDING TAXES. The Company shall withhold cash in an amount equal to the amount determined necessary to satisfy the Company's obligation to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant or exercise of an option or the disposition of the underlying shares of Common Stock except to the extent that, with the specific authorization of the Committee, in the Contract or otherwise, the optionee is permitted to pay such amounts by (a) the delivery or withholding of shares of Common Stock having an aggregate fair market value on the exercise date (determined in accordance with Paragraph 5) or (b) any combination of cash and such shares. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments have been made.

     16. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock issued or transferred upon the exercise of an ISO granted under the Plan.

     The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

     17. USE OF PROCEEDS. The cash proceeds from the sale of shares of Common Stock pursuant to the exercise of options under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

     18. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph
19) or assume the prior options of such Constituent Corporation.

     19. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

          (b) Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

          (c) Legal Representative. The term "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

          (d) Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

          (e) Subsidiary. The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

     20. GOVERNING LAW; CONSTRUCTION. The Plan, such options as may be granted hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions.

     Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

     21. PARTIAL INVALIDITY. The invalidity, illegality or unenforceability of any provision in the Plan or any Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

     22. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by a majority of the votes present in person or by proxy at the next duly held meeting of the Company's stockholders at which a quorum is present. No options granted hereunder may be exercised prior to such approval; provided, however,that the date of grant of any option shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before March 30, 2001, the Plan and any options granted hereunder shall terminate.

                       AMERICAN BIOGENETIC SCIENCES, INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- JUNE 13, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints, as proxies for the undersigned, AIDA PADILLA, TIMOTHY J. ROACH and LEONARD W. SUROFF, or any one or more of them, with full power of substitution, to vote all shares of the capital stock of American Biogenetic Sciences, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 13, 2000, at 3:00 p.m., Eastern Daylight Savings Time, at The Huntington Hilton, 598 Broadhollow Road, Melville, New York, and at any adjournments or postponements thereof, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting and any adjournments or postponements thereof, hereby revoking any proxies heretofore given.


    Each properly executed proxy will be voted in accordance with the specifications made below and on the reverse side hereof. If no specifications are made, the proxies will be voted FOR each listed nominee to serve as a director and FOR Proposals 2, 3, and 4.



    A vote FOR each nominee and FOR Proposals 2, 3, and 4 is recommended by the Board of Directors.


1.  Election of Directors (check one box only)

[ ]  FOR EACH NOMINEE LISTED BELOW                          [ ]  WITHHOLD AUTHORITY
     (except as marked to the contrary below)                    to vote for all nominees listed below

       ALFRED J. ROACH, JOHN S. NORTH, ELLENA M. BYRNE, TIMOTHY J. ROACH,
            GUSTAV V. R. BORN, GLENNA M. CROOKS and JOSEPH C. HOGAN

(Instruction: To withhold authority to vote for any nominee, circle that nominee's name in the above list)
                                    (continued and to be signed on reverse side)

2.  To approve the Company's 2000 Stock Option Plan.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN


3. To approve amendments to the Company's 1993 Non-Employee Director Stock Option Plan.


            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

4. To ratify the selection of Arthur Andersen LLP as independent auditors for the Company.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN
                                              Dated: _____________________, 2000
                                              __________________________________
                                                  (SIGNATURE OF STOCKHOLDER)
                                              __________________________________
                                                  (SIGNATURE OF STOCKHOLDER)

                                              NOTE: PLEASE SIGN YOUR NAME OR
                                              NAMES EXACTLY AS SET FORTH HEREON.
                                              FOR JOINTLY OWNED SHARES, EACH
                                              OWNER SHOULD SIGN. IF SIGNING AS
                                              ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                              TRUSTEE OR GUARDIAN, PLEASE
                                              INDICATE THE CAPACITY IN WHICH YOU
                                              ARE ACTING. PROXIES EXECUTED BY
                                              CORPORATIONS SHOULD BE SIGNED BY A
                                              DULY AUTHORIZED OFFICER AND SHOULD
                                              BEAR THE CORPORATE SEAL.

              PLEASE DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY
IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.